Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Warrant

To Purchase Up To 3,000,000 Shares Of Common Stock

Of

The Coretec Group Inc., An Oklahoma Corporation

THIS CERTIFIES THAT, for good and valuable consideration Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC c/o Mainstream Fund Services Ltd., 3rd Floor, Citrus Grove, Goring Avenue, P.O. Box 10364, Grand Cayman (“Holder”) or assigns, is entitled to subscribe for and purchase from The Coretec Group Inc., an Oklahoma corporation (the “Company”), at any time on or before five (5) years after the date of initial issuance, of up to an aggregate total of Three Million and No/100 Dollars (3,000,000.00) fully paid and nonassessable shares of the Common Stock, $0.0002 par value per share (“Warrant Shares”), of the Company, the number of which Warrant Shares shall be determined and subject to each tranche as provided in Exhibit A attached hereto and incorporated herewith, at the Warrant Exercise Price (defined below).

Holder is being granted the Warrant Shares in consideration for certain financial accommodations made by Holder for the benefit of the Company pursuant to a Credit Agreement dated October 4, 2019 incorporated into this Warrant by reference as though fully set forth.

The “Warrant Exercise Price” per share of Common Stock shall be Fifty-Two-One-Thousandths of a Dollar ($0.052).  The number of shares subject to this Warrant and the Warrant Exercise Price shall be adjusted as provided in Section 5 hereof.

As used herein, the term “Holder” means Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC, any party who acquires all or a part of this Warrant as a registered transferee of Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term “Common Stock” means and includes the Company’s presently authorized common stock, par value $0.0002 per share.

This Warrant is subject to the following provisions, terms and conditions:

1.            Exercise; Transferability.

1.1

Exercise. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

1.2

Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder and all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.3         Transfer. This Warrant may be assigned, sold, transferred, or divided into two or more Warrants of smaller denominations to assignees who are accredited investors as defined in the federal securities regulations. The Warrant and any Warrant Shares issued pursuant to exercise of this Warrant may be transferred only as provided in Section 7 hereof, and the Warrant may not be hypothecated.

2.           Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay customary expenses (but not stock transfer taxes or any other taxes), payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3.            Issuance of the Warrant Shares.

3.1

Issuance. The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon exercise, be fully paid and nonassessable and free from liens and charges with respect to the issue thereof.

3.2

Delivery. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

4.           Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.            Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

5.1	Price Adjustment. The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

5.1.1	pay any dividends on the Common Stock of the Company payable in Common Stock or securities convertible into Common Stock;

5.1.2	subdivide its then outstanding shares of Common Stock into a greater number of shares; or

5.1.3	combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Section 5.1 shall become effective immediately after the effective date of the event causing the adjustment. If, as a result of an adjustment made pursuant to this Section 5.1, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Section 5.1 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Section 5.1, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

5.2

Share Adjustment. Upon each adjustment of the Warrant Exercise Price pursuant to Section 5.1 above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

5.3

Consolidation or Merger. In case of any consolidation or merger to which the Company is a party or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Section 5.1 above but the Holder of each Warrant then outstanding shall have the right thereafter to exercise such Warrant for the kind and amount of shares of stock and other securities and property such Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance, and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Section 5.3 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

5.4

Warrant Exercise Price Adjustment. Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.            No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7.            Notice of Transfer of Warrant or Resale of the Warrant Shares.

7.1

Notice of Intent to Transfer. Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Sections 1.1 and 1.2, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

7.2

Opinion of Counsel. If in the opinion of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

8.            Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section 8, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section 8, the term “Market Price” with respect to shares of Common Stock of any class or series means:

8.1

if the Company’s Common Stock is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the exercise of the Warrant, and

8.2	if the Company’s Common Stock is not traded on an exchange, the Nasdaq Stock Market, or the over-the-counter market, then the price established in good faith by the Company’s Board of Directors.

IN WITNESS WHEREOF, The Coretec Group Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated October 4, 2019.

The Coretec Group Inc.,
An Oklahoma Corporation

By:
Its:

Accepted this 4th day of October, 2019

HOLDER:

Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC

By:

       Its:

c/o Mainstream Fund Services Ltd.

3rd Floor, Citrus Grove

Goring Avenue

P.O. Box 10364

Grand Cayman

Exhibit A

Warrant Issuance Schedule

Warrant Schedule
Issuance ProRata to Actual Funding
Loan Advance Amount	Number of Warrants to Issue	Advance Date
$125,000	150,000	10/2019
$125,000	150,000	11/2019
$125,000	150,000	12/2019
$125,000	150,000	1/2020
$125,000	150,000	2/2020
$125,000	150,000	3/2020
$175,000	210,000	4/2020
$175,000	210,000	5/2020
$175,000	210,000	6/2020
$175,000	210,000	7/2020
$175,000	210,000	8/2020
$175,000	210,000	9/2020
$175,000	210,000	10/2020
$175,000	210,000	11/2020
$175,000	210,000	12/2020
$175,000	210,000	1/2021

	3,000,000

*- Warrants are issued upon Borrower’s receipt of the respective Advance.

To:          The Coretec Group Inc., an Oklahoma corporation

NOTICE OF EXERCISE OF WARRANT

To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, _________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:

Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC*

Please insert social security or other identifying number of registered Holder of certificate

Address: c/o Mainstream Fund Services Ltd. 3rd Floor, Citrus Grove Goring Avenue P.O. Box 10364 Grand Cayman

Date: ________________	The Coretec Group Inc.

By:
Its: ____________________________________

*The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever or must be accompanied by assignment documents. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity and reference the entity above your signature with your position or title noted below your signature. It would also be helpful if you would print (either next to your signature or below your signature) your name as signed.

ASSIGNMENT FORM

To be signed upon transfer of Warrants.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________________________ the right to purchase shares of Common Stock of The Coretec Group Inc. to which the Warrant relates and appoints _________________________________, attorney, to transfer said right on the books of The Coretec Group Inc. with full power of substitution in the premises.

Date: ________________
Signature*

Address:

*The signature on the Assignment Form must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity and reference the entity above your signature with your position or title noted below your signature. It would also be helpful if you would print (either next to your signature or below your signature) your name as signed.